EXHIBIT 99.1

Investor Relations Contact:	Media Relations Contact:
Keith Terreri	Diane McKenna
VP Finance and Treasurer	Director of Advertising & Brand Management
214-571-4641	214-571-4642
investor_relations@metropcs.com	media_relations@metropcs.com
MetroPCS Communications, Inc. Reports First Quarter Operating Results
Unlimited Wireless Service Acceptance Drives More Than 454,000 Net Subscriber Additions
Highlights include:
•	Net subscriber additions of over 454,000 during the quarter, an increase of 85% over first quarter 2006 net subscriber additions

•	Increased quarterly service revenues to $440 million, an increase of 60% over first quarter 2006

•	Net income increased 98% to $36 million as compared to first quarter 2006

•	Expanded Adjusted EBITDA to $149 million, an increase of 73% over first quarter 2006

•	Increased Core Market penetration to 11% from 9.5% in first quarter 2006
DALLAS (May 14, 2007) — MetroPCS Communications, Inc. (NYSE:PCS), the nation’s leading provider of unlimited wireless communications service for a flat rate with no signed contract, today announced financial and operational results for the quarter ended March 31, 2007.
For the first quarter of 2007, MetroPCS reported total revenues of $537 million, an increase of 63% over the first quarter of 2006. Income from operations of $103 million was up 118% over the first quarter of 2006. During the first quarter of 2007, MetroPCS generated net income of $36 million versus $18 million for the first quarter of 2006, an increase of 98%. Diluted net income per common share for the first quarter of 2007 was $0.11 per share compared to $0.04 per share for the first quarter of 2006.
“MetroPCS posted continued strong results during the first quarter of 2007 driven by record-level new net subscriber additions and focused cost management,” said Roger Linquist, MetroPCS’ chairman of the board, president and chief executive officer. “We added 454,000 new net subscribers during the quarter, which is a testament to the value proposition that MetroPCS brings to our approximately 3.4 million subscribers. These results include the contribution of our newly launched Expansion Markets but even more importantly, the continued growth of our Core Markets.”

Key Consolidated Financial and Operating Metrics

($ in 000s except per share amounts and metrics)	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2006
Service revenues	$439,516	$275,416
Total revenues	$536,686	$329,461
Income from operations	$102,676	$46,999
Net Income	$36,352	$18,370
Diluted net income per common share	$0.11	$0.04
Consolidated Adjusted EBITDA(1)	$149,317	$86,435
Consolidated Adjusted EBITDA as a percentage of service revenue	34.0%	31.4%

ARPU(1)	$43.75	$43.12
CPGA(1)	$108.80	$106.26
CPU(1)	$18.56	$20.11
Churn-Average Monthly Rate	4.0%	4.4%

(1)	- For a reconciliation of Non-GAAP financial measures, please refer to the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included at the end of this release.
MetroPCS reported an increase in service revenues of $164.1 million that was primarily attributable to the net addition of approximately 1.2 million subscribers during the twelve months ended March 31, 2007. The remainder of the increase in service revenues is attributable to the migration of existing subscribers to higher priced service plans. Equipment revenues increased by $43.1 million, or 80% for the three months ended March 31, 2007 as compared to the same quarter last year primarily as a result of the sale of higher priced handsets and higher gross subscriber additions.
Income from operations increased $55.7 million, or 118% for the three months ended March 31, 2007 as compared to the three months ended March 31, 2006. This was in part due to increased total revenues of $207.2 million, which was attributable to the increases in service and equipment revenues as described above. Offsetting this increase was a higher cost of service of $52.8 million and higher cost of equipment of $72.4 million, both of which were related primarily to the increase in total subscribers and launch of several expansion markets during 2006. Selling, general and administrative expenses increased $21.5 million for the three months ended March 31, 2007 which was primarily related to launching several expansion markets during 2006 as well as an increase in stock-based compensation of $2.4 million. Depreciation and amortization increased by $12.1 million due to a larger amount of property, plant and equipment in use, both in the Core and Expansion Markets. The loss on disposal of assets decreased by $7.3 million as the company retired fewer assets in the first quarter of 2007 as compared to the prior year’s quarter. These items, excluding the stock-based compensation, depreciation and amortization and loss on disposal of assets combined to produce an increase in consolidated Adjusted EBITDA of $62.9 million when compared to the previous year’s first quarter.
Cost per gross add (CPGA) remained relatively flat compared to first quarter of 2006 as the company incurred slightly higher costs to support the growth in all of its markets. The cost per user (CPU) reduction of 8% over the first quarter of 2006 represents the benefits of scaling the business and leveraging the company’s existing infrastructure.
“MetroPCS has delivered solid first quarter 2007 results, highlighted by increased Adjusted EBITDA, increased average revenue per user (ARPU) and lower operating costs per user,” said J. Braxton Carter, senior vice president and chief financial officer. “The first quarter represented our continued commitment to strong financial discipline coupled with significant growth. Our continued focus on costs has helped drive profitability to record levels for MetroPCS.”

Core Markets Segment Results

($ in 000s except customers)	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2006
Service revenues	$336,934	$264,597
Total revenues	$405,202	$314,644
Income from Operations	$117,225	$72,055
Adjusted EBITDA	$150,322	$109,120

Adjusted EBITDA as a percent of service revenue	44.6%	41.2%

Customers
End of Period	2,484,811	2,055,550
Net Additions	183,853	183,885
The increase in service revenues of approximately $72.3 million for the first quarter of 2007 in the Core Markets as compared to the first quarter of 2006 is attributable to net additions of approximately 429,000 customers during the twelve months ended March 31, 2007, and migration to higher priced service plans which include unlimited long distance and various unlimited data features. The increase in equipment revenues for the three months ended March 31, 2007 of $18.2 million was primarily attributable to the sale of higher priced handsets and an increase in gross subscriber additions as compared to the previous year’s first quarter. Our Core Markets consist of Miami, Atlanta, Sacramento and San Francisco.
Core Markets income from operations increased $45.2 million, or 63% for the three months ended March 31, 2007 as compared to the three months ended March 31, 2006. This increase was in part due to increased total revenues of $90.5 million, which was attributable to the increases in service and equipment revenues as described above. Offsetting this increase was a higher cost of service of $21.5 million and higher cost of equipment of $22.3 million, both of which were related primarily to the increase in total subscribers in the Core Markets and the sale of new handsets to existing subscribers. Depreciation and amortization increased by $3.1 million due to a higher amount of property, plant and equipment in service. Selling, general and administrative expenses increased $5.8 million for the three months ended March 31, 2007 which was primarily related to increased employee-related costs supporting the growth in Core Markets and an increase in stock-based compensation of $0.3 million. The Core Markets loss on disposal of assets decreased by $7.2 million as the company retired fewer assets in the first quarter of 2007 as compared to the previous year’s first quarter. These items, excluding the stock-based compensation, depreciation and amortization and loss on disposal of assets combined to produce an increase in Core Markets Adjusted EBITDA of $41.2 million when compared to the previous year’s first quarter.
Expansion Markets Segment Results

($ in 000s except customers)	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2006
Service revenues	$102,582	$10,819
Total revenues	$131,484	$14,817
Loss from Operations	$(12,186)	$(24,350)

Adjusted EBITDA (Deficit)	$(121)	$(22,685)

Customers
End of Period	910,392	114,509
Net Additions	270,364	61,553

The increase in service revenues of $91.8 million for the first quarter of 2007 in the Expansion Markets as compared to the first quarter of 2006 is attributable to the increase of approximately 796,000 subscribers during the twelve months ended March 31, 2007 which was due to the launches of the Dallas/Ft. Worth market in March 2006, the Detroit market in April 2006 and the expansion of the Tampa/Sarasota region to include the Orlando market in November 2006. The increase in equipment revenues in the Expansion Markets for the three months ended March 31, 2007 of $24.9 million was primarily attributable to the gross subscriber additions related to the launch of the above expansion markets during 2006 and the sale of higher priced handsets as compared to the previous year’s first quarter. Our Expansion Markets consist of Tampa, Sarasota, Orlando, Dallas/Ft. Worth, Detroit and Los Angeles.
The Expansion Market loss from operations decreased $12.2 million, or 50% for the three months ended March 31, 2007 as compared to the three months ended March 31, 2006. This decrease was in part due to increased total revenues of $116.7 million, which was attributable to the increases in service and equipment revenues as described above. Offsetting this decrease was a higher cost of service of $31.1 million and higher cost of equipment of $50.1 million, both of which were related primarily to the increase in total subscribers and launch of several expansion markets during 2006. Depreciation and amortization increased by $8.5 million due to a higher amount of property, plant and equipment in service as several expansion markets were launched during 2006. Selling, general and administrative expenses increased $14.9 million for the three months ended March 31, 2007 which was a function of launching several expansion markets during 2006 and also an increase in stock-based compensation of $2.0 million. The Expansion Markets loss on disposal of assets decreased by $0.1 million in the first quarter of 2007 as compared to the previous year’s first quarter. These items, excluding the stock-based compensation, depreciation and amortization and loss on disposal of assets combined to produce a decrease in Expansion Markets Adjusted EBITDA deficit of $22.6 million when compared to the previous year’s first quarter.
Other Information
MetroPCS Wireless, Inc., a wholly-owned subsidiary of MetroPCS Communications, Inc., is contemplating the issuance of up to an additional $300 million of 9 1/4% senior notes due 2014 under its existing indenture. The company anticipates that the net proceeds from the potential financing would be used for general corporate purposes, which could include participation in the upcoming FCC 700 MHz auction. The company’s board of directors has not approved the additional financing. The launch and consummation of the offering is subject to market conditions.
Conference Call Information
MetroPCS Communications, Inc. will host a conference call to discuss its results at 10 a.m. EST on Tuesday, May 15, 2007. Interested parties can access the conference call by dialing 800-218-8862 or, outside the United States, 303-262-2050 five minutes prior to the start time. A passcode is not required. A replay of the call will be available beginning at approximately 3 p.m. EST on Tuesday, May 15, until midnight EST Friday, May 25, 2007 by calling 800-405-2236, or outside the United States, 303-590-3000. The passcode for the replay is 11089135#.
The conference call will be simultaneously web-cast, on the company’s investor relations web site at http://investor.metropcs.com. A replay of the web-cast will be available beginning at approximately 3 p.m. EST on Tuesday, May 15, until midnight EST Friday, May 25, 2007.
About MetroPCS Communications, Inc.
Dallas-based MetroPCS Communications, Inc. (NYSE:PCS) is a provider of unlimited wireless communications service for a flat rate with no signed contract. MetroPCS owns or has access to licenses covering a population of approximately 140 million people in 14 of the top 25 largest metropolitan areas in the United States, including New York, Philadelphia, Boston, Miami, Orlando, Sarasota, Tampa, Atlanta, Dallas, Detroit, Las Vegas, Los Angeles, San Francisco and Sacramento. Currently, MetroPCS has over 3 million subscribers and offers service in the Miami, Orlando, Sarasota, Tampa, Atlanta, Dallas, Detroit, San Francisco, and Sacramento metropolitan areas.
Safe Harbor Statement
This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any statements made in this news release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “may,” “will,” “forecast,” and other similar expressions.
These forward-looking statements or projections are based on reasonable assumptions at the time they are made, including our current expectations, plans and assumptions that have been made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Forward-looking statements or projections are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those expressed in the forward-looking statements and projections. Factors that may materially affect such forward-looking statements and projections include:
•	the highly competitive nature of our industry;

•	the rapid technological changes in our industry;

•	our ability to maintain adequate customer care and manage our churn rate;

•	our ability to sustain the growth rates we have experienced to date;

•	our ability to access the funds necessary to build and operate our Auction 66 Markets;

•	the costs associated with being a public company and our ability to comply with the internal financial and disclosure control and reporting obligations of public companies;

•	our ability to manage our rapid growth, train additional personnel and improve our financial and disclosure controls and procedures;

•	our ability to secure the necessary spectrum and network infrastructure equipment;

•	our ability to clear the Auction 66 Market spectrum of incumbent licensees;

•	our ability to adequately enforce or protect our intellectual property rights;

•	governmental regulation of our services and the costs of compliance and our failure to comply with such regulations;

•	our capital structure, including our indebtedness amounts;

•	changes in consumer preferences or demand for our products;

•	our inability to attract and retain key members of management; and

•	other factors described or referenced from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2006, in Part I, Item 1A, “Risk Factors.”
The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements and projections, which are based on current expectations and speak only as of the date of this release. MetroPCS Communications, Inc. is not obligated to, and does not undertake a duty to, update any forward-looking statement or projection to reflect events after the date of this release, except as required by law.

Notes Regarding Non-GAAP Financial Measures
The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with accounting principles generally accepted in the U.S., or GAAP, as well as non-GAAP financial measures. Consolidated Adjusted EBITDA, ARPU, CPGA, and CPU are non-GAAP financial measures. As described more fully in the note to the attached financial tables, management supplements the information provided by financial statement measures with several customer-focused performance metrics that are widely used in the telecommunications industry and believes the use of this information and non-GAAP financial measures are helpful in understanding and analyzing the performance of the company. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included toward the end of this release.

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share information)
(Unaudited)

	March 31,	December 31,
	2007	2006
CURRENT ASSETS:
Cash and cash equivalents	$231,318	$161,498
Short-term investments	308,353	390,651
Restricted short-term investments	—	607
Inventories, net	106,721	92,915
Accounts receivable (net of allowance for uncollectible accounts of $2,228 and $1,950 at March 31, 2007 and December 31, 2006, respectively)	25,531	28,140
Prepaid expenses	40,203	33,109
Deferred charges	27,953	26,509
Deferred tax asset	815	815
Other current assets	26,844	24,283

Total current assets	767,738	758,527
Property and equipment, net	1,363,786	1,256,162
Long-term investments	—	1,865
FCC licenses	2,072,885	2,072,885
Microwave relocation costs	9,369	9,187
Other assets	58,434	54,496

Total assets	$4,272,212	$4,153,122

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$364,742	$325,681
Current maturities of long-term debt	16,000	16,000
Deferred revenue	105,631	90,501
Other current liabilities	3,920	3,447

Total current liabilities	490,293	435,629
Long-term debt	2,576,000	2,580,000
Deferred tax liabilities	199,106	177,197
Deferred rents	24,243	22,203
Redeemable minority interest	4,267	4,029
Other long-term liabilities	31,755	26,316

Total liabilities	3,325,664	3,245,374
COMMITMENTS AND CONTINGENCIES
SERIES D CUMULATIVE CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK, par value $0.0001 per share, 4,000,000 shares designated, 3,500,993 shares issued and outstanding at March 31, 2007 and December 31, 2006; Liquidation preference of $452,567 and $447,388 at March 31, 2007 and December 31, 2006, respectively	448,665	443,368
SERIES E CUMULATIVE CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK, par value $0.0001 per share, 500,000 shares designated, 500,000 shares issued and outstanding at March 31, 2007 and December 31, 2006; Liquidation preference of $54,759 and $54,019 at March 31, 2007 and December 31, 2006, respectively	51,960	51,135
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001 per share, 25,000,000 shares authorized, 4,000,000 of which have been designated as Series D Preferred Stock and 500,000 of which have been designated as Series E Preferred Stock; no shares of preferred stock other than Series D & E Preferred Stock (presented above) issued and outstanding at March 31, 2007 and December 31, 2006	—	—
Common Stock, par value $0.0001 per share, 300,000,000 shares authorized, 157,135,815 and 157,052,097 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	16	16
Additional paid-in capital	170,980	166,315
Retained earnings	275,919	245,690
Accumulated other comprehensive (loss) income	(992)	1,224

Total stockholders’ equity	445,923	413,245

Total liabilities and stockholders’ equity	$4,272,212	$4,153,122

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Income and Comprehensive Income
(in thousands, except share and per share information)
(Unaudited)

	For the three months ended
	March 31,
	2007	2006
REVENUES:
Service revenues	$439,516	$275,416
Equipment revenues	97,170	54,045

Total revenues	536,686	329,461

OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense of $35,174 and $24,854, shown separately below)	145,335	92,489
Cost of equipment	173,308	100,911
Selling, general and administrative expenses (excluding depreciation and amortization expense of $4,206 and $2,406, shown separately below)	72,937	51,437
Depreciation and amortization	39,380	27,260
Loss on disposal of assets	3,050	10,365

Total operating expenses	434,010	282,462

Income from operations	102,676	46,999

OTHER EXPENSE (INCOME):
Interest expense	48,976	20,884
Accretion of put option in majority-owned subsidiary	238	157
Interest and other income	(7,157)	(4,572)
Gain on extinguishment of debt	—	(217)

Total other expense	42,057	16,252

Income before provision for income taxes	60,619	30,747

Provision for income taxes	(24,267)	(12,377)

Net income	36,352	18,370

Accrued dividends on Series D Preferred Stock	(5,180)	(5,180)
Accrued dividends on Series E Preferred Stock	(740)	(740)
Accretion on Series D Preferred Stock	(118)	(118)
Accretion on Series E Preferred Stock	(85)	(85)

Net income applicable to Common Stock	$30,229	$12,247

Net income	$36,352	$18,370
Other comprehensive income:
Unrealized gain on available-for-sale securities, net of tax	595	227
Unrealized (loss) gain on cash flow hedging derivative, net of tax	(1,769)	611
Reclassification adjustment for gains included in net income, net of tax	(1,042)	(495)

Comprehensive income	$34,136	$18,713

Net income per common share:
Basic	$0.11	$0.04

Diluted	$0.11	$0.04

Weighted average shares:
Basic	157,035,119	155,174,314

Diluted	163,447,880	159,287,504

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the three months ended
	March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$36,352	$18,370
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,380	27,260
Provision for (recovery of) uncollectible accounts receivable	127	(138)
Deferred rent expense	2,039	1,415
Cost of abandoned cell sites	1,796	230
Non-cash interest expense	1,096	379
Loss on disposal of assets	3,050	10,365
Gain on extinguishment of debt	—	(217)
Gain on sale of investments	(959)	(299)
Accretion of asset retirement obligation	282	133
Accretion of put option in majority-owned subsidiary	238	157
Deferred income taxes	23,611	11,753
Stock-based compensation expense	4,211	1,811
Changes in assets and liabilities:
Inventories	(13,976)	(11,032)
Accounts receivable	2,482	1,000
Prepaid expenses	(5,431)	(3,646)
Deferred charges	(1,445)	(7,626)
Other assets	(5,417)	(237)
Accounts payable and accrued expenses	8,119	2,682
Deferred revenue	15,141	12,066
Other liabilities	876	1,202

Net cash provided by operating activities	111,572	65,628

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(156,235)	(134,740)
Change in prepaid purchases of property and equipment	(1,654)	(6,488)
Purchase of investments	(321,322)	(270,893)
Proceeds from sale of investments	404,551	276,692
Change in restricted cash and investments	556	(3,116)

Net cash used in investing activities	(74,104)	(138,545)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	38,281	23,611
Debt issuance costs	(740)	—
Cost of raising capital	(1,288)	—
Repayment of debt	(4,000)	(1,795)
Proceeds from minority interest in majority-owned subsidiary	—	2,000
Proceeds from exercise of stock options	99	151

Net cash provided by financing activities	32,352	23,967

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	69,820	(48,950)
CASH AND CASH EQUIVALENTS, beginning of period	161,498	112,709

CASH AND CASH EQUIVALENTS, end of period	$231,318	$63,759

Definition of Terms and Reconciliation of Non-GAAP Financial Measures
The Company utilizes certain financial measures and key performance indicators that are not calculated in accordance with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.
Average revenue per user, or ARPU, cost per gross addition, or CPGA, and cost per user, or CPU, are non-GAAP financial measures utilized by the Company’s management to judge the Company’s ability to meet its liquidity requirements and to evaluate its operating performance. Management believes that these measures are important in understanding the performance of the Company’s operations from period to period, and although every company in the wireless industry does not define each of these measures in precisely the same way, management believes that these measures (which are common in the wireless industry) facilitate key liquidity and operating performance comparisons with other companies in the wireless industry. The following tables reconcile non-GAAP financial measures with the Company’s financial statements presented in accordance with GAAP.
ARPU — The Company utilizes ARPU to evaluate per-customer service revenue realization and to assist in forecasting future service revenues. ARPU is calculated exclusive of activation revenues, as these amounts are a component of costs of acquiring new customers and are included in the calculation of CPGA. ARPU is also calculated exclusive of E-911, FUSF and vendor’s compensation charges, as these are generally pass through charges that the Company collects from its customers and remits to the appropriate government agencies.
Average number of customers for any measurement period is determined by dividing (a) the sum of the average monthly number of customers for the measurement period by (b) the number of months in such period. Average monthly number of customers for any month represents the sum of the number of customers on the first day of the month and the last day of the month divided by two. The following table shows the calculation of ARPU for the periods indicated.

	Three Months
	Ended March 31,
	2007	2006
	(in thousands, except average
	number of customers and ARPU)

Calculation of Average Revenue Per User (ARPU):
Service revenues	$439,516	$275,416
Less:
Activation revenues	(2,459)	(1,923)
E-911, FUSF and vendor’s compensation charges	(20,271)	(8,958)

Net service revenues	$416,786	$264,535
Divided by: Average number of customers	3,175,284	2,045,110

ARPU	$43.75	$43.12

CPGA — The Company utilizes CPGA to assess the efficiency of its distribution strategy, validate the initial capital invested in its customers and determine the number of months to recover customer acquisition costs. This measure also allows management to compare the Company’s average acquisition costs per new customer to those of other wireless broadband PCS providers. Activation revenues and equipment revenues related to new customers are deducted from selling expenses in this calculation as they represent amounts paid by customers at the time their service is activated that reduce the acquisition cost of those customers. Additionally, equipment costs associated with existing customers, net of related revenues, are excluded as this measure is intended to reflect only the acquisition costs related to new customers. The following table reconciles total costs used in the calculation of CPGA to selling expenses, which the Company considers to be the most directly comparable GAAP financial measure to CPGA.

	Three Months
	Ended March 31,
	2007	2006
	(in thousands, except gross
	customer additions and CPGA)
Calculation of Cost Per Gross Addition (CPGA):
Selling expenses	$30,106	$20,298
Less: Activation revenues	(2,459)	(1,923)
Less: Equipment revenues	(97,170)	(54,045)
Add: Equipment revenue not associated with new customers	42,009	24,864
Add: Cost of equipment	173,308	100,911
Less: Equipment costs not associated with new customers	(55,169)	(35,364)

Gross addition expenses	$90,625	$54,741
Divided by: Gross customer additions	832,983	515,153

CPGA	$108.80	$106.26

CPU — CPU is cost of service and general and administrative costs (excluding applicable non-cash stock-based compensation expense included in cost of service and general and administrative expense) plus net loss on equipment transactions unrelated to initial customer acquisition (which includes the gain or loss on sale of handsets to existing customers and costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers)) exclusive of E-911, FUSF and vendor’s compensation charges, divided by the sum of the average monthly number of customers during such period. CPU does not include any depreciation and amortization expense. Management uses CPU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in the Company’s business operations affect non-selling cash costs per customer. In addition, CPU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless providers. We believe investors use CPU primarily as a tool to track changes in our non-selling cash costs over time and to compare our non-selling cash costs to those of other wireless providers. Other wireless carriers may calculate this measure differently. The following table reconciles total costs used in the calculation of CPU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CPU.

	Three Months
	Ended March 31,
	2007	2006
	(in thousands, except average
	number of customers and CPU)
Calculation of Cost Per User (CPU):
Cost of service	$145,335	$92,489
Add: General and administrative expense	42,831	31,139
Add: Net loss on equipment transactions unrelated to initial customer acquisition	13,160	10,500
Less: Stock-based compensation expense included in cost of service and general and administrative expense	(4,211)	(1,811)
Less: E-911, FUSF and vendor’s compensation revenues	(20,271)	(8,958)

Total costs used in the calculation of CPU	$176,844	$123,359
Divided by: Average number of customers	3,175,284	2,045,110

CPU	$18.56	$20.11

The Company’s senior secured credit facility calculates consolidated Adjusted EBITDA as: consolidated net income plus depreciation and amortization; gain (loss) on disposal of assets; non-cash expenses; gain (loss) on extinguishment of debt; provision for income taxes; interest expense; and certain expenses of MetroPCS Communications minus interest and other income and non-cash items increasing consolidated net income. The Company considers Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to the Company’s ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and fund future growth. The Company presents Adjusted EBITDA because covenants in its senior secured credit facility contain ratios based on this measure. If the Company’s Adjusted EBITDA were to decline below certain levels, covenants in the Company’s senior secured credit facility that are based on Adjusted EBITDA, including the maximum senior secured leverage ratio covenant, may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment under the Company’s senior secured credit facility. The Company’s maximum senior secured leverage ratio is required to be less than 4.5 to 1.0 based on Adjusted EBITDA plus the impact of certain new markets. The lenders under the senior secured credit facility use the senior secured leverage ratio to measure the Company’s ability to meet its obligations on its senior secured debt by comparing the total amount of such debt to its Adjusted EBITDA, which the Company’s lenders use to estimate its cash flow from operations. The senior secured leverage ratio is calculated as the ratio of senior secured indebtedness to Adjusted EBITDA, as defined by the senior secured credit facility. Adjusted EBITDA is not a measure calculated in accordance with GAAP, and should not be considered a substitute for, operating income (loss), net income (loss), or any other measure of financial performance reported in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an alternative to, or more meaningful than cash flows from operating activities, as determined in accordance with GAAP.
The following table shows the calculation of our consolidated Adjusted EBITDA, as defined in the Company’s senior secured credit facility, for the three months ended March 31, 2007 and 2006.

	Three Months
	Ended March 31,
	2007	2006
	(in thousands)
Calculation of Consolidated Adjusted EBITDA:
Net income	$36,352	$18,370
Adjustments:
Depreciation and amortization	39,380	27,260
Loss on disposal of assets	3,050	10,365
Stock-based compensation expense (1)	4,211	1,811
Interest expense	48,976	20,884
Accretion of put option in majority-owned subsidiary (1)	238	157
Interest and other income	(7,157)	(4,572)
Gain on extinguishment of debt	—	(217)
Provision for income taxes	24,267	12,377

Consolidated Adjusted EBITDA	$149,317	$86,435

(1)	Represents a non-cash expense, as defined by our senior secured credit facility.
In addition, for further information, the following table reconciles consolidated Adjusted EBITDA, as defined in the Company’s senior secured credit facility, to cash flows from operating activities for the three months ended March 31, 2007 and 2006.

	Three Months
	Ended March 31,
	2007	2006
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Consolidated Adjusted EBITDA:
Net cash provided by operating activities	$111,572	$65,628
Adjustments:
Interest expense	48,976	20,884
Non-cash interest expense	(1,096)	(379)
Interest and other income	(7,157)	(4,572)
Provision for uncollectible accounts receivable	(127)	138
Deferred rent expense	(2,039)	(1,415)
Cost of abandoned cell sites	(1,796)	(230)
Accretion of asset retirement obligation	(282)	(133)
Gain on sale of investments	959	299
Provision for income taxes	24,267	12,377
Deferred income taxes	(23,611)	(11,753)
Changes in working capital	(349)	5,591

Consolidated Adjusted EBITDA	$149,317	$86,435

The following table reconciles segment Adjusted EBITDA (deficit) for the three months ended March 31, 2007 and 2006 to consolidated income before provision for income taxes:

	Three Months Ended
	March 31,
	2007	2006
	(in thousands)
Segment Adjusted EBITDA (Deficit):
Core Markets Adjusted EBITDA	$150,322	$109,120
Expansion Markets Adjusted EBITDA (Deficit)	(121)	(22,685)
Other Adjusted EBITDA (Deficit)(1)	(884)	—

Total	149,317	86,435
Depreciation and amortization	(39,380)	(27,260)
Loss on disposal of assets	(3,050)	(10,365)
Non-cash compensation expense	(4,211)	(1,811)
Interest expense	(48,976)	(20,885)
Accretion of put option in majority-owned subsidiary	(238)	(157)
Interest and other income	7,157	4,572
Gain on extinguishment of debt	—	217

Consolidated income before provision for income taxes	$60,619	$30,746

(1)	— “Other” includes expenses associated with the AWS licenses the company was granted in November 2006 as a result of FCC Auction 66. These expenses are presented as “Other” as the utilization of the Auction 66 AWS licenses in the company’s operations has not commenced and the company has not allocated the Auction 66 AWS licenses to a reportable segment as of March 31, 2007.